Exhibit 10.6
MOBIA MEDICAL, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Non-employee members of the board of directors (the “Board”) of Mobia Medical, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who is eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company and subject to any limits on non-employee director compensation set forth in the Equity Plan (as defined below). This Program shall become effective on the Pricing Date (as defined in the Equity Plan) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its Non-Employee Directors, except for equity compensation previously granted to a Non-Employee Director.
1.    Cash Compensation.
(a)    Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $45,000 for service on the Board.
(b)    Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)    Non-Executive Chairman of the Board. A Non-Employee Director serving as Chairman of the Board shall receive an additional annual retainer of $40,000 for such service.
(ii)    Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.
(iii)    Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $17,500 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.
(iv)    Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $12,500 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.
(c)    Payment of Retainers. The annual retainers shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a

Non-Employee Director, or in the applicable position, for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter, with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable position during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter. The Board may adopt a program that allows Non-Employee Directors to defer their annual retainers.
(d)    Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
2.    Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2026 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the award agreements in substantially the forms approved by the Board for use under the Equity Plan. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan and the applicable award agreements.
(a)    IPO Awards. Each Non-Employee Director who (i) is serving on the Board as of the Pricing Date and (ii) will continue to serve as a Non-Employee Director immediately following the Pricing Date, shall be automatically granted, on the Pricing Date, an award of stock options that has an aggregate grant value on the date of grant of $260,000 (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”) or such other methodology approved by the Board prior to the Pricing Date). The awards described in this Section 2(a) shall be referred to as the “IPO Awards.”
(b)     Annual Awards. Except as otherwise determined by the Board, each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Pricing Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an award of stock options that has an aggregate grant date fair value on the date of such Annual Meeting of $130,000 (as determined in accordance with ASC 718). The awards described in this Section 2(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Initial Award (as defined below) in connection with such election, and shall not receive any Annual Award on the date of such Annual Meeting as well. In addition, in the event of an adjournment or postponement of any annual meeting following the time such meeting commences, the date of the annual meeting for purposes of this Section 2(b) shall be the date on which the business to be conducted at the annual meeting is concluded.
(c)    Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the Pricing Date shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment, (i) an award of stock options that has an aggregate grant date fair value on such Non-Employee Director’s date of election or appointment of $130,000 (as determined in accordance with ASC 718) (the awards described in this Section 2(c)(i) shall be referred to as “Initial Awards”), and (ii) a prorated Annual

Award based on the number of months remaining in the 12 month period measured from the annual meeting of the Company’s stockholders preceding the date of such election or appointment (or, if no such meeting has yet occurred, from the Pricing Date) (for example, if a Non-Employee Director is first elected or appointed to the Board 5 months following the Pricing Date, he or she will receive a prorated Annual Award under this Section 2(c)(ii) with a grant date fair value equal to 7/12 of $130,000, or $75,834). For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.
(d)    Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.
(e)    Vesting of Awards Granted to Non-Employee Directors. Each IPO Award and each Initial Award shall vest and become exercisable as to one-third of such award upon each of the first three anniversaries of the date of grant, subject to the Non-Employee Director continuing in service on the Board through each applicable vesting date. Each Annual Award shall vest and become exercisable on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Unless the Board determines otherwise, no portion of an IPO Award, Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter. All of a Non-Employee Director’s IPO Awards, Annual Awards and Initial Awards shall vest in full upon a Non-Employee Director’s termination of service on the Board by reason of death or Disability (as defined in the Equity Plan) and immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
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